EXHIBIT 10.1


                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AGREEMENT entered into as of the 6th day of February, 2008, between ESCO Technologies Inc. ("Company") and Gary E. Muenster ("Executive").

                                   WITNESSETH:

     WHEREAS, the Company and the Executive entered into an Employment Agreement as of the 3rd day of November, 1999 ("Agreement"), which Agreement was amended as of the 9th day of August, 2001; the 5th day of May, 2004; and the 3rd day of October, 2007; and

     WHEREAS,  the parties retained the right to amend the Agreement pursuant to
Article 15 thereof; and

     WHEREAS, the parties desire to again amend the Agreement effective as of February 6, 2008.

     NOW, THEREFORE, effective as of February 6, 2008, the Agreement is amended as follows:

     1. The first sentence of Subparagraph (1) of Paragraph 9.a is revised to read as follows:

          The Company shall pay the Executive an amount equal to his base salary for 24 months following such termination of employment ("Severance Period") at the rate in effect at the date of such termination.

     2. The first sentence of Subparagraph (2) of Paragraph 9.a is revised to read as follows:

          As a supplement to the payment of the Executive's base salary under Subparagraph (a)1, above, the Company shall also pay the Executive an amount equal to his PCP Percentage and ICP Percentage (as herinafter defined), as applicable, for 24 months following such termination in the same manner as determined under Subparagraph (a)1.



     IN WITNESS WHEREOF, the foregoing Agreement was executed effective as of February 6, 2008.

ESCO TECHNOLOGIES INC.


By: /s/ Deborah J. Hanlon                                /s/ G. E. Muenster
   ----------------------                                ------------------
                                                          Executive